Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 1, 2016, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (as successor to Consolidated Communications Finance II Co., the “Company”), and the guarantors listed on the signature page hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of September 18, 2014, as amended by a First Supplemental Indenture, dated as of October 16, 2014, a Second Supplemental Indenture, dated as of November 14, 2014, and a Third Supplemental Indenture, dated as of June 8, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 6.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, on the date hereof Enventis Corporation and SureWest Fiber Ventures, LLC, each a Guarantor under the Indenture, are merging with and into the Company (the “Mergers”);

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, that each Guarantor under the Indenture shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company in accordance with the Notes and the Indenture (the “Note Guarantee Confirmation”);

WHEREAS, Section 9.01(a)(iii) of the Indenture provides, among other things, that the Indenture and Notes Guarantees may be amended or supplemented without the consent of any Holder to provide for the assumption of the Guarantor’s obligations to Holders in the case of a merger consummated pursuant to Article 5 of the Indenture;

WHEREAS, Section 9.01(a)(iv) of the Indenture provides, among other things, that the Indenture and Notes Guarantees may be amended or supplemented without the consent of any Holder to provide for any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

WHEREAS, the Company and the Guarantors named herein desire to execute this Supplemental Indenture in order to confirm the Guarantors’ Note Guarantees under Article 10 of the Indenture and to comply with Article 5 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors or equivalent managing bodies of the Company and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

CONFIRMATION OF NOTE GUARANTEES

As of the effective time of the Mergers, the Guarantors named herein hereby confirm, agree, jointly and severally with all other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Company’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE 3

MISCELLANEOUS

Section 3.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto. The Company hereby represents, warrants, and certifies to the Trustee that the execution of this Supplemental Indenture is authorized and permitted by the Indenture, and constitutes the legal, valid and binding obligation of the Company and the Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 3.2 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.5 Waiver of Jury Trial. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or with respect to the consents of the Holders or any documents used in the solicitations of such consents, all of which recitals are made solely by the Company and the Guarantors. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CONSOLIDATED COMMUNICATIONS, INC.

CONSOLIDATED COMMUNICATIONS

HOLDINGS, INC., as a Guarantor

CONSOLIDATED COMMUNICATIONS

OF TEXAS COMPANY, as a Guarantor

CONSOLIDATED COMMUNICATIONS

OF FORT BEND COMPANY, as a Guarantor

CONSOLIDATED COMMUNICATIONS

SERVICES COMPANY, as a Guarantor

CONSOLIDATED COMMUNICATIONS

ENTERPRISE SERVICES, INC., as a Guarantor

CONSOLIDATED COMMUNICATIONS

OF PENNSYLVANIA COMPANY, LLC, as a Guarantor

CONSOLIDATED COMMUNICATIONS OF CALIFORNIA COMPANY, as a Guarantor

CRYSTAL COMMUNICATIONS, INC., as a Guarantor

ENVENTIS TELECOM, INC., as a Guarantor

CONSOLIDATED COMMUNICATIONS OF IOWA COMPANY, as a Guarantor

CONSOLIDATED COMMUNICATIONS OF MINNESOTA COMPANY, as a Guarantor

CONSOLIDATED COMMUNICATIONS OF MID-COMM. COMPANY, as a Guarantor

IDEAONE TELECOM, INC., as a Guarantor

SUREWEST TELEVIDEO, as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President